Exhibit 99.1
News Release
Media contacts:
Bethany White, Comm. Specialist 740.349.3754
John Kozak, Chief Financial Officer, 740.349.3792

April 17, 2006	For Immediate Release
Park National Corporation announces first quarter 2006
earnings and declares dividend
NEWARK, Ohio — Park National Corporation (Park) (AMEX:PRK) today announced earnings for the first quarter of 2006. Net income for the first three months of 2006 totaled $23.807 million, a 2.0 percent increase over 2005’s first quarter net income of $23.342 million. Diluted earnings per share for the same time period increased 5.0 percent from $1.61 in 2005 to $1.69 for 2006.
Park also announced a regular cash dividend of $.92 per share, payable on June 9, 2006 to shareholders of record on May 23, 2006.
Park National Corporation is an Ohio-based bank holding company headquartered in Newark, Ohio. It holds more than $5.4 billion in assets. Its 12 community banks and two specialty financing companies consist of 135 offices and 138 ATMs in 29 Ohio counties.
Its significant subsidiaries include The Park National Bank, Fairfield National Division, First Clermont Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Scope Aircraft Finance, and Guardian Finance. For more information, visit www.parknationalcorp.com.
Financial Tables are attached...
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
MARCH 31, 2006
INCOME STATEMENT

	THREE MONTHS ENDED
	MARCH 31,
			PERCENT
	2006	2005	CHANGE
NET INTEREST INCOME	$53,419	$54,445	-1.88%
PROVISION FOR LOAN LOSSES	0	1,082	-100.00%
OTHER INCOME	15,393	14,112	9.08%
GAIN (LOSS) ON SALE OF SECURITIES	0	0
OTHER EXPENSE	35,012	34,404	1.77%
INCOME BEFORE TAXES	33,800	33,071	2.20%
NET INCOME	23,807	23,342	1.99%
NET INCOME PER SHARE-BASIC	1.70	1.63	4.29%
NET INCOME PER SHARE-DILUTED	1.69	1.61	4.97%
CASH DIVIDENDS PER SHARE	0.92	0.90	2.22%

RATIOS AND OTHER INFORMATION
RETURN ON AVERAGE ASSETS	1.78%	1.70%
RETURN ON AVERAGE EQUITY	17.65%	16.92%
YIELD ON EARNING ASSETS	6.57%	5.97%
COST OF PAYING LIABILITIES	2.67%	1.93%
NET INTEREST MARGIN	4.37%	4.35%
EFFICIENCY RATIO	50.48%	49.68%
NET LOAN CHARGE-OFFS (RECOVERIES)	($1)	$937
NET CHARGE-OFFS AS A PERCENT OF LOANS	0.00%	0.12%
BALANCE SHEET
AT MARCH 31,

			PERCENT
	2006	2005	CHANGE
INVESTMENTS	$1,683,274	$2,016,859	-16.54%
LOANS	3,318,314	3,249,914	2.10%
LOAN LOSS RESERVE	69,695	70,322	-0.89%
GOODWILL AND OTHER INTANGIBLES	68,551	71,099	-3.58%
TOTAL ASSETS	5,444,445	5,676,842	-4.09%
DEPOSITS	3,833,939	3,838,563	-0.12%
BORROWINGS	989,312	1,212,477	-18.41%
EQUITY	544,961	556,303	-2.04%
BOOK VALUE PER SHARE	38.90	38.79	0.28%
NONPERFORMING LOANS	22,454	22,672	-0.96%
NONPERFORMING ASSETS	25,349	25,407	-0.23%
PAST DUE 90 DAY LOANS	5,490	7,078	-22.44%

RATIOS
LOANS/ASSETS	60.95%	57.25%
NONPERFORMING LOANS/LOANS	0.68%	0.70%
PAST DUE 90 DAY LOANS/LOANS	0.17%	0.22%
LOAN LOSS RESERVE/LOANS	2.10%	2.16%
EQUITY/ASSETS	10.01%	9.80%

PARK NATIONAL CORPORATION
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Interest income:
Interest and fees on loans	$59,933	$52,240
Interest on:
Obligations of U.S. Government, its agencies and other securities	19,564	21,444
Obligations of states and political subdivisions	977	1,174
Other interest income	122	101

Total interest income	80,596	74,959

Interest expense:
Interest on deposits:
Demand and savings deposits	5,004	2,968
Time deposits	12,316	9,337
Interest on borrowings	9,857	8,209

Total interest expense	27,177	20,514

Net interest income	53,419	54,445

Provision for loan losses	—	1,082

Net interest income after provision for loan losses	53,419	53,363

Other income	15,393	14,112

Gain (loss) on sale of securities	—	—

Other expense:
Salaries and employee benefits	20,046	20,001
Occupancy expense	2,262	2,280
Furniture and equipment expense	1,336	1,368
Other expense	11,368	10,755

Total other expense	35,012	34,404

Income before federal income taxes	33,800	33,071

Federal income taxes	9,993	9,729

Net income	$23,807	$23,342

Per Share:

Net income — basic	$1.70	$1.63
Net income — diluted	$1.69	$1.61

Weighted average shares — basic	14,034,360	14,331,261
Weighted average shares — diluted	14,095,895	14,475,634

PARK NATIONAL CORPORATION
Consolidated Balance Sheets
(dollars in thousands, except share data)

	March 31,
	2006	2005
Assets

Cash and due from banks	$146,389	$134,917
Money market instruments	10,052	23,329
Interest bearing deposits	300	1,598
Investment securities	1,683,274	2,016,859

Loans (net of unearned interest)	3,318,314	3,249,914
Allowance for possible loan losses	69,695	70,322
Loans, net	3,248,619	3,179,592

Bank premises and equipment, net	47,149	44,581
Other assets	308,662	275,966

Total assets	$5,444,445	$5,676,842

Liabilities and Stockholders’ Equity

Deposits:
Noninterest-bearing	$654,689	$609,064
Interest-bearing	3,179,250	3,229,499

Total deposits	3,833,939	3,838,563

Borrowings	989,312	1,212,477
Other liabilities	76,233	69,499

Total liabilities	4,899,484	5,120,539

Stockholders’ Equity:
Common stock (No par value; 20,000,000 shares authorized in 2006 and 2005; 15,272,258 shares issued in 2006 and 15,271,213 in 2005)	208,405	208,346
Accumulated other comprehensive income, net of taxes	(25,280)	(6,151)
Retained earnings	487,816	443,700
Treasury stock (1,263,339 shares in 2006 and 928,421 shares in 2005)	(125,980)	(89,592)

Total stockholders’ equity	544,961	556,303

Total liabilities and stockholders’ equity	$5,444,445	$5,676,842

PARK NATIONAL CORPORATION
Consolidated Average Balance Sheets
(dollars in thousands)

	Three Months Ended
	March 31,
	2006	2005
Assets

Cash and due from banks	$144,959	$154,164
Money market instruments	9,067	7,999
Interest bearing deposits	300	1,763
Investment securities	1,664,820	1,892,717

Loans (net of unearned interest)	3,311,576	3,253,379
Allowance for possible loan losses	70,924	71,174
Loans, net	3,240,652	3,182,205

Bank premises and equipment, net	46,999	44,714
Other assets	308,560	278,232

Total assets	$5,415,357	$5,561,794

Liabilities and Stockholders’ Equity

Deposits:
Noninterest-bearing	$654,181	$620,212
Interest-bearing	3,126,606	3,209,914

Total deposits	3,780,787	3,830,126

Borrowings	1,000,367	1,094,636
Other liabilities	87,120	77,651

Total liabilities	4,868,274	5,002,413

Stockholders’ Equity:
Common stock	208,392	208,297
Accumulated other comprehensive income, net of taxes	(12,431)	11,477
Retained earnings	474,114	430,088
Treasury stock	(122,992)	(90,481)
Total stockholders’ equity	547,083	559,381

Total liabilities and stockholders’ equity	$5,415,357	$5,561,794